                                                                    EXHIBIT 3(a)

                          ARTICLES OF INCORPORATION
                                     OF
                              ASA HOLDINGS, INC.


                                       I.

         THE NAME OF THE CORPORATION IS "ASA HOLDINGS, INC." (THE
"CORPORATION").

                                      II.

         THE CORPORATION SHALL BE AUTHORIZED TO ISSUE NOT MORE THAN ONE HUNDRED FIFTY MILLION (150,000,000) SHARES OF COMMON STOCK WITH A PAR VALUE OF $0.10 PER SHARE.

                                      III.

         NO SHAREHOLDER OF THE CORPORATION SHALL HAVE ANY PREEMPTIVE RIGHT TO SUBSCRIBE FOR OR TO PURCHASE ANY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUED BY THE CORPORATION.

                                      IV.

         THE CORPORATION SHALL HAVE THE FULL POWER TO PURCHASE AND OTHERWISE ACQUIRE, AND DISPOSE OF, ITS OWN SHARES AND SHARES SO ACQUIRED SHALL CONSTITUTE TREASURY SHARES UNLESS OTHERWISE PROVIDED BY RESOLUTION OF THE BOARD OF DIRECTORS OF THE CORPORATION.

                                       V.

         THE STREET ADDRESS OF THE INITIAL REGISTERED OFFICE OF THE CORPORATION IS 6400 POWERS FERRY ROAD, N.W., SUITE 224, ATLANTA, GEORGIA 30339. THE INITIAL REGISTERED AGENT OF THE CORPORATION AT SUCH ADDRESS IS CRAIG H. KRITZER.

                                      VI.

         THE MAILING ADDRESS OF THE INITIAL PRINCIPAL OFFICE OF THE CORPORATION IS 100 HARTSFIELD CENTRE PARKWAY, SUITE 800, ATLANTA, GEORGIA 30354.

                                      VII.

         THE NAME AND ADDRESS OF THE INCORPORATOR ARE CRAIG H. KRITZER, ALTMAN, KRITZER & LEVICK, P.C., 6400 POWERS FERRY ROAD, N.W., SUITE 224, ATLANTA, GEORGIA 30339.

                                     VIII.

         THE INITIAL BOARD OF DIRECTORS SHALL CONSIST OF THREE (3) MEMBERS WHO SHALL BE AND WHOSE ADDRESSES ARE:

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
- ------------------------------------------------------------------------
                 NAME                              ADDRESS
- ------------------------------------------------------------------------
 GEORGE F. PICKETT, JR.                ATLANTIC SOUTHEAST AIRLINES, INC.
                                       SUITE 800
                                       100 HARTSFIELD CENTRE PARKWAY
                                       ATLANTA, GEORGIA 30354
- ------------------------------------------------------------------------
 JOHN W. BEISER                        ATLANTIC SOUTHEAST AIRLINES, INC.
                                       SUITE 800
                                       100 HARTSFIELD CENTRE PARKWAY
                                       ATLANTA, GEORGIA 30354
- ------------------------------------------------------------------------
 RONALD V. SAPP                        ATLANTIC SOUTHEAST AIRLINES, INC.
                                       SUITE 800
                                       100 HARTSFIELD CENTRE PARKWAY
                                       ATLANTA, GEORGIA 30354
- ------------------------------------------------------------------------

                                      IX.

         NO DIRECTOR OF THE CORPORATION SHALL BE PERSONALLY LIABLE TO THE CORPORATION OR ITS SHAREHOLDERS FOR MONETARY DAMAGES FOR ANY ACTION TAKEN, OR ANY FAILURE TO TAKE ANY ACTION, AS A DIRECTOR; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL ELIMINATE OR LIMIT THE LIABILITY OF A DIRECTOR ONLY TO THE EXTENT PERMITTED FROM TIME TO TIME BY THE GEORGIA BUSINESS CORPORATION CODE OR ANY SUCCESSOR, LAW OR LAWS. ANY AMENDMENT OR OTHER MODIFICATION OF THIS ARTICLE THAT LIMITS OR OTHERWISE ADVERSELY AFFECTS ANY RIGHT OF A DIRECTOR OF THE CORPORATION SHALL APPLY ONLY TO ACTIONS, EVENTS OR OMISSIONS OCCURRING AFTER SUCH AMENDMENT OR OTHER MODIFICATION AND AFTER DELIVERY OF NOTICE OF SUCH AMENDMENT OR MODIFICATION TO THE AFFECTED DIRECTOR AND SHALL NOT AFFECT ANY ACTION, SUIT OR PROCEEDING BASED ON ACTIONS, EVENTS OR OMISSIONS OCCURRING PRIOR TO THE DATE OF SUCH NOTICE.


         IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THESE ARTICLES OF INCORPORATION THIS 20TH DAY OF SEPTEMBER, 1996.


                                                  /s/ Craig H. Kritzer
                                                  ------------------------------
                                                  CRAIG H. KRITZER, INCORPORATOR